Exhibit 5.1 - Opinion re legality of the securities being registered

                                GUZOV OFSINK, LLC
                               600 Madison Avenue
                            New York, New York 10022

                                                                     May 4, 2007

China Agri-Business, Inc.
Board of Directors

            Re: Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to China Agri-Business, Inc., a Maryland corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (a) an underwritten offering for minimum of 300,000 Units and a maximum of 1,000,000 Units, each Unit consisting of (i) one share of the Company's common stock, $.001 par value ("Common Stock") (ii) one $1.50 Unit Warrant and (iii) one $2.00 Unit Warrant; and (b) 100,000 underwriter's compensation warrants (The Units, the Common Stock and the warrants referred to in clauses (a)(i), (a)(ii), (a)(iii) and (b) are collectively referred to as the "Securities").

      In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Securities. In addition, in connection with the registration of the foregoing securities, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of the Securities and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Securities and their registration pursuant to the Registration Statement.

      In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

      Based upon the foregoing, we are of the opinion that upon the Company's receipt of the payment of the consideration for the Securities, the Securities shall be validly issued and the shares of Common Stock comprising a portion of the Securities shall be fully paid and non-assessable.
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      We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

      Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the law of the State of Maryland and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

      The opinion expressed herein may be relied upon by the Company in connection with the registration of the Securities, as contemplated by, and in conformity with, the Registration Statement.

      We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Securities are proposed to be offered and sold.

                                            Very truly yours,

                                            /s/ Guzov Ofsink, LLC
                                            ------------------------
                                            Guzov Ofsink, LLC